Exhibit 99.1
PRESS RELEASE

STELLAR BANCORP, INC. REPORTS
THIRD QUARTER 2023 RESULTS

HOUSTON, October 27, 2023 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $30.9 million and diluted earnings per share of $0.58 for the third quarter 2023 compared to net income of $35.2 million and diluted earnings per share of $0.66 for the second quarter 2023.

“We are pleased with our results for the third quarter 2023 given the uncertainty of the economic environment. We remain steadfast in our commitment to provide and protect the qualities we think drive shareholder value; balance sheet strength; sound quality; and stable core deposits” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer.

“We continue our strategy of not fighting the actions of the Federal Reserve as it attempts to slow the economy to tamp down inflation. Raising interest rates is a blunt tool and there are consequences to the velocity at which rates have increased. We must remain vigilant as customers adjust to higher prices, the higher cost of capital and potential adjustments to asset prices,” continued Mr. Franklin.

“We will continue to build our capital base, be mindful of our liquidity position and be watchful of our credit quality. We believe that Stellar remains well positioned to have optionality as we move through this economic cycle while protecting and increasing long-term shareholder value,” concluded Mr. Franklin.

Third Quarter 2023 Financial Highlights

•Strong Profitability: Third quarter 2023 net income of $30.9 million and diluted earnings per share of $0.58 translated into an annualized return on average assets of 1.14% and an annualized return on average tangible equity of 14.47%(1).

•Continued Regulatory Capital Build: Total risk-based capital ratio increased to 13.42% at September 30, 2023 from 12.39% at December 31, 2022 and Tier 1 leverage ratio increased to 9.82% at September 30, 2023 from 8.55% at December 31, 2022.

•Solid Margin: Tax equivalent net interest margin was 4.37% for the third quarter of 2023 as compared to 4.49% in the second quarter of 2023. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.87%(1) for the third quarter of 2023 and 3.97%(1) for the second quarter of 2023.

•Advantageous Funding Profile: Noninterest-bearing deposit balances decreased from the second quarter but remained a significant portion of our deposit funding base at 42.1% at the end of the third quarter 2023 compared to 42.4% at the end of the second quarter 2023.

Merger of Equals

The merger of equals (the “Merger”) between Allegiance Bancshares, Inc. (“Allegiance”) and CBTX, Inc. (“CBTX”), which became effective on October 1, 2022, was accounted for as a reverse acquisition using the acquisition method of accounting, with CBTX treated as the legal acquirer and Allegiance treated as the accounting acquirer for financial reporting purposes. Therefore, the historical financial statements of the Company prior to the Merger reflect the historical financial statement balances of Allegiance. In addition, the assets and liabilities of CBTX as of the date of the Merger were recorded at estimated fair value and added to those of Allegiance. The Merger had a significant impact on all aspects of the Company's financial statements and, as a result, financial results after the Merger are not comparable to financial results prior to the Merger. Results of operations reflect the combined operations following the Merger for the first, second and third quarters of 2023 and the fourth quarter 2022 and stand-alone Allegiance for all periods prior to October 1, 2022.

_____________________
(1) Refer to page 10 of this earnings release for the calculation of this non-GAAP financial measure.

Third Quarter 2023 Results

Stellar’s net interest income in the third quarter 2023 decreased $1.6 million, or 1.4%, from $108.3 million for the second quarter 2023. The net interest margin on a tax equivalent basis decreased 12 basis points to 4.37% for the third quarter 2023 from 4.49% for the second quarter
2023. The decrease in the net interest margin from the prior quarter was primarily due to the impact of increased interest rates on our cost of funding only partially offset by increased income on interest earning assets. Net interest income for the third quarter of 2023 benefited from
$12.4 million of income from purchase accounting adjustments compared to $12.6 million in the second quarter of 2023. Excluding purchase accounting adjustments, a non-GAAP measure that is reconciled on page 10 of this earnings release, net interest income for the third quarter 2023 would have been $94.5 million and the tax equivalent net interest margin would have been 3.87%.

Noninterest income for the third quarter 2023 was $4.7 million, a decrease of $788 thousand, or 14.4%, compared to $5.5 million for the second quarter 2023. Noninterest income decreased in the third quarter of 2023 compared to the second quarter of 2023 primarily due to a decrease in debit card and ATM income due to the impact of the Durbin Amendment and change in the Company’s policy on charging nonsufficient funds fees.

Noninterest expense for the third quarter 2023 increased $1.5 million, or 2.2%, to $70.7 million compared to $69.2 million for the second quarter of 2023. The increase in noninterest expense in the third quarter of 2023 compared to the second quarter of 2023 was primarily due to an increase in salaries and employee benefits and acquisition and merger-related expenses which totaled $3.4 million for the third quarter of 2023 compared to $2.9 million in the second quarter of 2023.

Stellar’s efficiency ratio was 63.50% for the third quarter 2023 compared to 60.83% for the second quarter 2023. Third quarter 2023 annualized returns on average assets, average equity and average tangible equity were 1.14%, 8.34% and 14.47%, respectively, compared to 1.31%, 9.67% and 17.05%, respectively, for the second quarter 2023. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 10 of this earnings release.

Financial Condition

Total loans at September 30, 2023 decreased $64.2 million to $8.00 billion compared to $8.07 billion at June 30, 2023. At September 30, 2023, the remaining balance of the purchase accounting adjustments on loans was $118.8 million.

Total deposits at September 30, 2023 decreased $79.7 million to $8.69 billion compared to $8.77 billion at June 30, 2023, due to decreases in noninterest-bearing demand, interest-bearing demand, money market and savings balances, partially offset by increases in certificates and other time deposits. Shifts in the deposit mix were primarily driven by the current interest rate environment and an intensely competitive market for deposits. Estimated uninsured deposits totaled $4.73 billion and estimated uninsured deposits net of collateralized deposits of $865.7 million were $3.86 billion, or 44.5%, of total deposits at September 30, 2023.

Total assets at September 30, 2023 were $10.67 billion, a decrease of $112.9 million, compared to $10.78 billion at June 30, 2023.

Asset Quality

Nonperforming assets totaled $38.3 million, or 0.36% of total assets, at September 30, 2023, compared to $43.3 million, or 0.40%, of total assets, at June 30, 2023. The allowance for credit losses on loans as a percentage of total loans was 1.17% at September 30, 2023 and 1.24% at June 30, 2023.

The provision for credit losses for the third quarter 2023 was $2.3 million compared to $1.9 million for the second quarter 2023. Third quarter 2023 net charge-offs were $8.1 million, or 0.40% (annualized) of average loans, compared to net charge-offs of $236 thousand, or 0.01% (annualized) of average loans, for the second quarter 2023. Net charge-offs increased this quarter primarily due to a single commercial and industrial loan relationship that was placed on nonaccrual status at December 31, 2022 and had an allowance for credit losses of $5.1 million at June 30, 2023. During the third quarter 2023, the borrower’s financial condition further deteriorated, which prompted the charge-off of $8.0 million on the loan relationship.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, October 27, 2023 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss third quarter 2023 results. Individuals and investment professionals may register for the conference call at https://register.vevent.com/register/BI6cc171f27f424552a720c74008bfa355 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellarbancorpinc.com. A simultaneous audio-only webcast may be accessed via the Investor Relations section of Stellar’s website at https://ir.stellarbancorpinc.com/news-and-events/webcast-and-presentations. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of Stellar’s website at ir.stellarbancorpinc.com.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor relations
IR@stellarbancorpinc.com

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Merger, including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2023			2022
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$94,970	$105,913	$99,231	$67,063	$16,449
Interest-bearing deposits at other financial institutions	207,302	198,176	164,102	304,642	102,118
Total cash and cash equivalents	302,272	304,089	263,333	371,705	118,567

Available for sale securities, at fair value	1,414,952	1,478,222	1,519,175	1,807,586	1,618,995

Loans held for investment	8,004,528	8,068,718	7,886,044	7,754,751	4,591,912
Less: allowance for credit losses on loans	(93,575)	(100,195)	(96,188)	(93,180)	(52,147)
Loans, net	7,910,953	7,968,523	7,789,856	7,661,571	4,539,765

Accrued interest receivable	43,536	42,051	42,405	44,743	29,697
Premises and equipment, net	119,332	119,142	124,723	126,803	57,837
Federal Home Loan Bank stock	29,022	24,478	19,676	15,058	16,843
Bank-owned life insurance	104,699	104,148	103,616	103,094	28,305
Goodwill	497,318	497,260	497,260	497,260	223,642
Core deposit intangibles, net	122,944	129,805	136,665	143,525	12,406
Other assets	120,432	110,633	108,009	129,092	84,285
Total assets	$10,665,460	$10,778,351	$10,604,718	$10,900,437	$6,730,342

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,656,288	$3,713,536	$3,877,859	$4,230,169	$2,465,839
Interest-bearing
Demand	1,397,492	1,437,509	1,394,244	1,591,828	956,920
Money market and savings	2,128,950	2,174,073	2,401,840	2,575,923	1,471,690
Certificates and other time	1,503,891	1,441,251	1,064,932	869,712	766,270
Total interest-bearing deposits	5,030,333	5,052,833	4,861,016	5,037,463	3,194,880
Total deposits	8,686,621	8,766,369	8,738,875	9,267,632	5,660,719

Accrued interest payable	7,612	4,555	3,875	2,098	2,673
Borrowed funds	323,981	369,963	238,944	63,925	257,000
Subordinated debt	109,665	109,566	109,420	109,367	109,241
Other liabilities	76,735	69,218	67,388	74,239	44,407
Total liabilities	9,204,614	9,319,671	9,158,502	9,517,261	6,074,040

SHAREHOLDERS’ EQUITY:
Common stock	533	533	533	530	281
Capital surplus	1,231,686	1,228,532	1,225,596	1,222,761	511,434
Retained earnings	385,600	361,619	333,368	303,146	307,975
Accumulated other comprehensive loss	(156,973)	(132,004)	(113,281)	(143,261)	(163,388)
Total shareholders’ equity	1,460,846	1,458,680	1,446,216	1,383,176	656,302

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,665,460	$10,778,351	$10,604,718	$10,900,437	$6,730,342

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2023			2022		2023	2022
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$138,948	$133,931	$125,729	$116,145	$58,025	$398,608	$164,230
Securities:
Taxable	9,493	9,726	9,653	9,834	6,655	28,872	17,294
Tax-exempt	437	436	1,262	3,057	2,594	2,135	7,676
Deposits in other financial institutions	2,391	2,865	3,771	2,933	608	9,027	1,825
Total interest income	151,269	146,958	140,415	131,969	67,882	438,642	191,025

INTEREST EXPENSE:
Demand, money market and savings deposits	23,557	20,708	18,037	12,406	3,527	62,302	6,733
Certificates and other time deposits	13,282	9,622	3,307	2,083	1,664	26,211	5,742
Borrowed funds	5,801	6,535	1,317	417	499	13,653	799
Subordinated debt	1,908	1,812	1,927	1,449	1,502	5,647	4,407
Total interest expense	44,548	38,677	24,588	16,355	7,192	107,813	17,681
NET INTEREST INCOME	106,721	108,281	115,827	115,614	60,690	330,829	173,344
Provision for credit losses	2,315	1,915	3,666	44,793	1,962	7,896	5,919
Net interest income after provision for credit losses	104,406	106,366	112,161	70,821	58,728	322,933	167,425

NONINTEREST INCOME:
Nonsufficient funds and overdraft charges	291	418	406	447	145	1,115	387
Service charges on deposit accounts	1,329	1,157	943	1,242	527	3,429	1,614
(Loss) gain on sale of assets	—	(6)	198	4,025	42	192	25
Bank-owned life insurance	551	532	522	515	135	1,605	610
Debit card and ATM income	935	1,821	1,698	1,897	869	4,454	2,568
Other	1,589	1,561	3,731	2,511	1,277	6,881	4,513
Total noninterest income	4,695	5,483	7,498	10,637	2,995	17,676	9,717

NONINTEREST EXPENSE:
Salaries and employee benefits	39,495	37,300	39,775	40,949	22,013	116,570	66,605
Net occupancy and equipment	4,455	3,817	4,088	3,781	2,129	12,360	6,554
Depreciation	1,952	1,841	1,836	1,903	1,003	5,629	3,048
Data processing and software amortization	4,798	4,674	5,054	3,776	2,541	14,526	7,561
Professional fees	997	1,564	1,527	2,298	485	4,088	1,285
Regulatory assessments and FDIC insurance	1,814	2,755	1,294	1,263	1,134	5,863	3,651
Amortization of intangibles	6,876	6,881	6,879	7,051	750	20,636	2,252
Communications	663	689	701	737	359	2,053	1,063
Advertising	877	907	839	1,130	385	2,623	1,330
Acquisition and merger-related expenses	3,421	2,897	6,165	11,469	10,551	12,483	12,669
Other	5,400	5,882	4,440	5,267	2,681	15,722	10,434
Total noninterest expense	70,748	69,207	72,598	79,624	44,031	212,553	116,452
INCOME BEFORE INCOME TAXES	38,353	42,642	47,061	1,834	17,692	128,056	60,690
Provision for income taxes	7,445	7,467	9,913	(218)	3,406	24,825	11,310
NET INCOME	$30,908	$35,175	$37,148	$2,052	$14,286	$103,231	$49,380

EARNINGS PER SHARE
Basic	$0.58	$0.66	$0.70	$0.04	$0.51	$1.94	$1.72
Diluted	$0.58	$0.66	$0.70	$0.04	$0.50	$1.94	$1.71

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2023			2022		2023	2022
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)

Net income	$30,908	$35,175	$37,148	$2,052	$14,286	$103,231	$49,380

Earnings per share, basic	$0.58	$0.66	$0.70	$0.04	$0.51	$1.94	$1.72
Earnings per share, diluted	$0.58	$0.66	$0.70	$0.04	$0.50	$1.94	$1.71
Dividends per share	$0.13	$0.13	$0.13	$0.13	$0.10	$0.39	$0.30

Return on average assets(A)	1.14%	1.31%	1.38%	0.07%	0.84%	1.28%	0.94%
Return on average equity(A)	8.34%	9.67%	10.62%	0.60%	7.90%	9.52%	8.74%
Return on average tangible equity(A)(B)	14.47%	17.05%	19.32%	1.16%	11.78%	16.86%	12.75%
Net interest margin (tax equivalent)(A)(C)	4.37%	4.49%	4.80%	4.71%	3.85%	4.55%	3.55%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.87%	3.97%	4.38%	4.38%	3.85%	4.07%	3.55%
Efficiency ratio(D)	63.50%	60.83%	58.96%	65.14%	69.18%	61.02%	63.62%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	13.70%	13.53%	13.64%	12.69%	9.75%	13.70%	9.75%
Tangible equity to tangible assets(B)	8.37%	8.19%	8.15%	7.24%	6.47%	8.37%	6.47%
Total capital ratio (to risk-weighted assets)	13.42%	13.03%	12.72%	12.39%	14.66%	13.44%	14.66%
Common equity Tier 1 capital (to risk weighted assets)	11.14%	10.67%	10.39%	10.04%	11.39%	11.14%	11.39%
Tier 1 capital (to risk-weighted assets)	11.25%	10.78%	10.50%	10.15%	11.58%	11.25%	11.58%
Tier 1 leverage (to average tangible assets)	9.82%	9.51%	9.01%	8.55%	9.00%	9.82%	9.00%

Stellar Bank
Total capital ratio (to risk-weighted assets)	13.13%	12.80%	12.42%	12.02%	14.12%	13.16%	14.12%
Common equity Tier 1 capital (to risk-weighted assets)	11.63%	11.22%	10.87%	10.46%	12.20%	11.63%	12.20%
Tier 1 capital (to risk-weighted assets)	11.63%	11.22%	10.87%	10.46%	12.20%	11.63%	12.20%
Tier 1 leverage (to average tangible assets)	10.15%	9.89%	9.35%	8.81%	9.49%	10.15%	9.49%

Other Data
Weighted average shares:
Basic	53,313	53,297	53,021	52,715	28,286	53,211	28,679
Diluted	53,380	53,375	53,138	52,973	28,530	53,300	28,901
Period end shares outstanding	53,322	53,303	53,296	52,955	28,137	53,322	28,137
Book value per share	$27.40	$27.37	$27.14	$26.12	$23.33	$27.40	$23.33
Tangible book value per share(B)	$15.76	$15.60	$15.24	$14.02	$14.94	$15.76	$14.94
Employees - full-time equivalents	1,008	1,004	1,055	1,025	562	1,008	562

(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$8,043,706	$138,948	6.85%	$7,980,856	$133,931	6.73%	$4,456,174	$58,025	5.17%
Securities	1,471,916	9,930	2.68%	1,502,949	10,162	2.71%	1,709,470	9,249	2.15%
Deposits in other financial institutions	181,931	2,391	5.21%	209,722	2,865	5.48%	160,340	608	1.50%
Total interest-earning assets	9,697,553	$151,269	6.19%	9,693,527	$146,958	6.08%	6,325,984	$67,882	4.26%
Allowance for credit losses on loans	(99,892)			(96,414)			(50,609)
Noninterest-earning assets	1,143,634			1,143,025			442,511
Total assets	$10,741,295			$10,740,138			$6,717,886

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,400,508	$10,415	2.95%	$1,387,604	$9,343	2.70%	$978,531	$2,380	0.96%
Money market and savings deposits	2,166,610	13,142	2.41%	2,220,827	11,365	2.05%	1,500,083	1,147	0.30%
Certificates and other time deposits	1,400,367	13,282	3.76%	1,225,834	9,622	3.15%	877,231	1,664	0.75%
Borrowed funds	411,212	5,801	5.60%	479,896	6,535	5.46%	68,752	499	2.88%
Subordinated debt	109,608	1,908	6.91%	109,499	1,812	6.64%	109,177	1,502	5.46%
Total interest-bearing liabilities	5,488,305	$44,548	3.22%	5,423,660	$38,677	2.86%	3,533,774	$7,192	0.81%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,695,592			3,779,594			2,424,884
Other liabilities	86,389			78,411			41,792
Total liabilities	9,270,286			9,281,665			6,000,450
Shareholders' equity	1,471,009			1,458,473			717,436
Total liabilities and shareholders' equity	$10,741,295			$10,740,138			$6,717,886

Net interest rate spread			2.97%			3.22%			3.45%

Net interest income and margin		$106,721	4.37%		$108,281	4.48%		$60,690	3.81%

Net interest income and net interest margin (tax equivalent)		$106,919	4.37%		$108,509	4.49%		$61,418	3.85%

Cost of funds			1.92%			1.69%			0.48%
Cost of deposits			1.69%			1.41%			0.36%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Nine Months Ended September 30,
	2023			2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,957,911	$398,608	6.70%	$4,331,288	$164,230	5.07%
Securities	1,525,808	31,007	2.72%	1,774,149	24,970	1.88%
Deposits in other financial institutions	251,475	9,027	4.80%	498,456	1,825	0.49%
Total interest-earning assets	9,735,194	$438,642	6.02%	6,603,893	$191,025	3.87%
Allowance for credit losses on loans	(96,570)			(49,422)
Noninterest-earning assets	1,148,847			441,767
Total assets	$10,787,471			$6,996,238

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,478,547	$28,141	2.54%	$1,031,006	$3,856	0.50%
Money market and savings deposits	2,291,588	34,161	1.99%	1,549,969	2,877	0.25%
Certificates and other time deposits	1,164,572	26,211	3.01%	1,069,011	5,742	0.72%
Borrowed funds	333,220	13,653	5.48%	69,492	799	1.54%
Subordinated debt	109,508	5,647	6.89%	109,046	4,407	5.40%
Total interest-bearing liabilities	5,377,435	$107,813	2.68%	3,828,524	17,681	0.62%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,878,760			2,373,489
Other liabilities	81,894			39,123
Total liabilities	9,338,089			6,241,136
Shareholders' equity	1,449,382			755,102
Total liabilities and shareholders' equity	$10,787,471			$6,996,238

Net interest rate spread			3.34%			3.25%

Net interest income and margin		$330,829	4.54%		$173,344	3.51%

Net interest income and net interest margin (tax equivalent)		$331,549	4.55%		$175,578	3.55%

Cost of funds			1.56%			0.38%
Cost of deposits			1.34%			0.28%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2023			2022
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,474,600	$1,512,476	$1,477,340	$1,455,795	$732,636
Paycheck Protection Program (PPP)	5,968	8,027	11,081	13,226	17,827
Real estate:
Commercial real estate (including multi-family residential)	4,076,606	4,038,487	4,014,609	3,931,480	2,407,039
Commercial real estate construction and land development	1,078,265	1,136,124	1,034,538	1,037,678	513,248
1-4 family residential (including home equity)	1,024,945	1,009,439	1,008,362	1,000,956	699,636
Residential construction	289,553	311,208	292,143	268,150	183,563
Consumer and other	54,591	52,957	47,971	47,466	37,963
Total loans held for investment	$8,004,528	$8,068,718	$7,886,044	$7,754,751	$4,591,912

Deposits:
Noninterest-bearing	$3,656,288	$3,713,536	$3,877,859	$4,230,169	$2,465,839
Interest-bearing
Demand	1,397,492	1,437,509	1,394,244	1,591,828	956,920
Money market and savings	2,128,950	2,174,073	2,401,840	2,575,923	1,471,690
Certificates and other time	1,503,891	1,441,251	1,064,932	869,712	766,270
Total interest-bearing deposits	5,030,333	5,052,833	4,861,016	5,037,463	3,194,880
Total deposits	$8,686,621	$8,766,369	$8,738,875	$9,267,632	$5,660,719

Asset Quality:
Nonaccrual loans	$38,291	$43,349	$43,413	$45,048	$21,551
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	38,291	43,349	43,413	45,048	21,551
Other repossessed assets	—	—	124	—	—
Total nonperforming assets	$38,291	$43,349	$43,537	$45,048	$21,551

Net charge-offs (recoveries)	$8,116	$236	$192	$5,707	$(245)

Nonaccrual loans:
Commercial and industrial	$14,991	$22,968	$23,329	$25,402	$6,916
Real estate:
Commercial real estate (including multi-family residential)	13,563	8,221	9,026	9,970	10,392
Commercial real estate construction and land development	170	388	27	—	241
1-4 family residential (including home equity)	8,442	10,880	10,586	9,404	3,854
Residential construction	635	665	195	—	—
Consumer and other	490	227	250	272	148
Total nonaccrual loans	$38,291	$43,349	$43,413	$45,048	$21,551

Asset Quality Ratios:
Nonperforming assets to total assets	0.36%	0.40%	0.41%	0.41%	0.32%
Nonperforming loans to total loans	0.48%	0.54%	0.55%	0.58%	0.47%
Allowance for credit losses on loans to nonperforming loans	244.38%	231.14%	221.56%	206.85%	241.97%
Allowance for credit losses on loans to total loans	1.17%	1.24%	1.22%	1.20%	1.14%
Net charge-offs (recoveries) to average loans (annualized)	0.40%	0.01%	0.01%	0.30%	(0.02%)

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, adjusted pre-tax, pre-provision income, adjusted pre-tax, pre-provision ROAA, adjusted efficiency ratio, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Nine Months Ended
	2023			2022		2023	2022
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$30,908	$35,175	$37,148	$2,052	$14,286	$103,231	$49,380
Add: Provision for credit losses	2,315	1,915	3,666	44,793	1,962	7,896	5,919
Add: Provision for income taxes	7,445	7,467	9,913	(218)	3,406	24,825	11,310
Pre-tax, pre-provision income	$40,668	$44,557	$50,727	$46,627	$19,654	$135,952	$66,609

Total average assets	$10,741,295	$10,740,138	$10,882,533	$10,946,009	$6,717,886	$10,787,471	$6,996,238

Pre-tax, pre-provision return on average assets(B)	1.50%	1.66%	1.89%	1.69%	1.16%	1.68%	1.27%

Pre-tax, pre-provision income	$40,668	$44,557	$50,727	$46,627	$19,654	$135,952	$66,609
Add: Acquisition and merger-related expenses	3,421	2,897	6,165	11,469	10,551	12,483	12,669
Add: Amortization of intangibles	6,876	6,881	6,879	7,051	750	20,636	2,252
Less: Purchase accounting accretion	12,400	12,572	10,104	8,160	40	35,076	210
Less: (Loss) gain on sale of assets	—	(6)	198	4,025	42	192	25
Adjusted pre-tax, pre-provision income	$38,565	$41,769	$53,469	$52,962	$30,873	$133,803	$81,295

Adjusted pre-tax, pre-provision return on average assets(B)	1.42%	1.56%	1.99%	1.92%	1.82%	1.66%	1.55%

Total noninterest expense	$70,748	$69,207	$72,598	$79,624	$44,031	$212,553	$116,452
Less: Acquisition and merger-related expenses	3,421	2,897	6,165	11,469	10,551	12,483	12,669
Less: Amortization of intangibles	6,876	6,881	6,879	7,051	750	20,636	2,252
Net interest income	106,721	108,281	115,827	115,614	60,690	330,829	173,344
Less: Purchase accounting accretion	12,400	12,572	10,104	8,160	40	35,076	210
Total noninterest income	4,695	5,483	7,498	10,637	2,995	17,676	9,717
Less: (Loss) gain on sale of assets	—	(6)	198	4,025	42	192	25
Adjusted efficiency ratio(A)	61.05%	58.73%	52.69%	53.57%	51.46%	57.28%	55.53%

Total shareholders' equity	$1,460,846	$1,458,680	$1,446,216	$1,383,176	$656,302	$1,460,846	$656,302
Less: Goodwill and core deposit intangibles, net	620,262	627,065	633,925	640,785	236,048	620,262	236,048
Tangible shareholders’ equity	$840,584	$831,615	$812,291	$742,391	$420,254	$840,584	$420,254

Shares outstanding at end of period	53,322	53,303	53,296	52,955	28,137	53,322	28,137

Tangible book value per share	$15.76	$15.60	$15.24	$14.02	$14.94	$15.76	$14.94

Average shareholders' equity	$1,471,009	$1,458,473	$1,418,082	$1,347,938	$717,436	$1,449,382	$755,102
Less: Average goodwill and core deposit intangibles, net	623,864	630,854	638,110	658,107	236,399	630,890	237,153
Average tangible shareholders’ equity	$847,145	$827,619	$779,972	$689,831	$481,037	$818,492	$517,949

Return on average tangible equity(B)	14.47%	17.05%	19.32%	1.18%	11.78%	16.86%	12.75%

Total assets	$10,665,460	$10,778,351	$10,604,718	$10,900,437	$6,730,342	$10,665,460	$6,730,342
Less: Goodwill and core deposit intangibles, net	620,262	627,065	633,925	640,785	236,048	620,262	236,048
Tangible assets	$10,045,198	$10,151,286	$9,970,793	$10,259,652	$6,494,294	$10,045,198	$6,494,294

Tangible equity to tangible assets	8.37%	8.19%	8.15%	7.24%	6.47%	8.37%	6.47%

Net interest income (tax equivalent)	$106,919	$108,509	$116,119	$116,574	$61,418	$331,549	$175,578
Less: Purchase accounting accretion	12,400	12,572	10,104	8,160	40	35,076	210
Adjusted net interest income (tax equivalent)	$94,519	$95,937	$106,015	$108,414	$61,378	$296,473	$175,368

Average earning assets	$9,697,553	$9,693,527	$9,815,803	$9,815,701	$6,325,984	$9,735,194	$6,603,893
Net interest margin (tax equivalent) excluding PAA	3.87%	3.97%	4.38%	4.38%	3.85%	4.07%	3.55%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-downs on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.